Exhibit 1(m)

                             THE ASSET PROGRAM, INC.

                             ARTICLES SUPPLEMENTARY

      THE ASSET PROGRAM, INC. (hereinafter called the "Corporation"), a Maryland corporation, having its principal office in the State of Maryland in the City of Baltimore, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

1. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue Two Hundred Million (200,000,000) shares of capital stock as follows:

                                                               Number of
Funds/Classes                                                  Authorized Shares
-------------                                                  -----------------

Merrill Lynch Mid Cap Value Fund
    Class A Common Stock                                           8,000,000
    Class B Common Stock                                          20,000,000
    Class C Common Stock                                           8,000,000
    Class D Common Stock                                           8,000,000

Mercury U.S. Government Securities Fund
    Class A Common Stock                                           6,250,000
    Class B Common Stock                                           6,250,000
    Class C Common Stock                                           6,250,000
    Class I Common Stock                                           6,250,000

Mercury Growth Opportunity Fund
    Mercury Class I Common Stock                                   6,250,000
    Mercury Class A Common Stock                                   6,250,000
    Mercury Class B Common Stock                                   6,250,000
    Mercury Class C Common Stock                                  15,000,000
    Merrill Lynch Class A Common Stock                            15,000,000
    Merrill Lynch Class B Common Stock                             6,250,000
    Merrill Lynch Class C Common Stock                            15,000,000
    Merrill Lynch Class D Common Stock                            15,000,000
                                                          ------------------
                                                          Total: 154,000,000

      The remaining Forty Six Million (46,000,000) shares of authorized capital stock are not designated as to any series or class. All shares of all series and classes of the Corporation's capital stock have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Twenty Million Dollars ($20,000,000).

2.    The Board of Directors of the Corporation, acting in accordance with
      Section 2-105(c) of the Maryland General Corporation Law and Article IV, paragraph (2) of the Articles of Incorporation, hereby: (a) increases the number shares of stock of the Class A, Class B,

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      Class C, and Class D Common Stock of the Merrill Lynch Mid Cap Value Fund
      of the Corporation by classifying the authorized but undesignated capital stock of the Corporation as follows: Twelve Million (12,000,000) shares are classified as Class A Common Stock, Twenty Million (20,000,000) shares are classified as Class B Common Stock, Two Million (2,000,000) shares are classified as Class C Common Stock, and Two Million (2,000,000) shares are classified as Class D Common Stock; and (b) increases the number of shares of Class B Common Stock of the Mercury U.S. Government Securities Fund by classifying Eight Million, Seven Hundred Fifty-Thousand (8,750,000) shares of authorized but undesignated capital stock of the Corporation as Class B Common Stock of the Mercury U.S. Government Securities Fund.

3. After these increases in the number of authorized shares of the Class A, Class B, Class C, and Class D Common Stock of the Merrill Lynch Mid Cap Value Fund and the Class B Common Stock of the Mercury U.S. Government Securities Fund, the Corporation will have the authority to issue Two Hundred Million (200,000,000) shares of capital stock as follows:

                                                               Number of
Funds/Classes                                                  Authorized Shares
-------------                                                  -----------------

Merrill Lynch Mid Cap Value Fund
    Class A Common Stock                                          20,000,000
    Class B Common Stock                                          40,000,000
    Class C Common Stock                                          10,000,000
    Class D Common Stock                                          10,000,000

Mercury U.S. Government Securities Fund
    Class A Common Stock                                           6,250,000
    Class B Common Stock                                          15,000,000
    Class C Common Stock                                           6,250,000
    Class I Common Stock                                           6,250,000

Mercury Growth Opportunity Fund
    Mercury Class I Common Stock                                   6,250,000
    Mercury Class A Common Stock                                   6,250,000
    Merrill Lynch Class A Common Stock                             6,250,000
    Mercury Class B Common Stock                                  15,000,000
    Merrill Lynch Class B Common Stock                            15,000,000
    Mercury Class C Common Stock                                   6,250,000
    Merrill Lynch Class C Common Stock                            15,000,000
    Merrill Lynch Class D Common Stock                            15,000,000
                                                          ------------------
                                                          Total: 198,750,000

      The remaining One Million Two Hundred Fifty-Thousand (1,250,000) shares of authorized capital stock are not designated as to any series or class. All shares of all series and classes of the Corporation's capital stock will have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Twenty Million Dollars ($20,000,000).


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      IN WITNESS WHEREOF, THE ASSET PROGRAM, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on May 20, 2002.

                                                   THE ASSET PROGRAM, INC.



                                               By: /s/ Terry K. Glenn
                                                   -----------------------
                                                   Terry K. Glenn
                                                   President
ATTEST:

/s/ Susan B. Baker
-----------------------
Susan B. Baker
Secretary

      The undersigned, President of THE ASSET PROGRAM, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

Dated: May 20, 2002                             By: /s/ Terry K. Glenn
                                                   -----------------------
                                                   Terry K. Glenn
                                                   President


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